     UNITED STATES

     SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

     FORM 8-K

     CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):                              November 18, 2008

     NEW CONCEPT ENERGY, INC.

     (Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1755 Wittington Place, Suite 340 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code          972-407-8400

     CABELTEL INTERNATIONAL CORPORATION

     (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          (b)      On November 18, 2008, Gene S. Bertcher, President and Chief Financial Officer of New Concept Energy, Inc. (the “Company” or the “Issuer” or “GBR”) ceased to be the President of the Company when Douglas R. Wight was elected by the Board of Directors of the Company as President of the Company. See subpart (c) below.

(c)     Effective November18, 2008, the Board of Directors of the Company appointed Gene S. Bertcher, age 59, Chairman of the Board, Principal Executive Officer and Chief Financial Officer of the Company. Previously, from November 1, 2004, he was President and Chief Financial Officer of the Company; from January 3, 2003 until November 1, 2004 he was also Chief Executive Officer. Mr. Bertcher was Executive Vice President, Chief Financial Officer and Treasurer of the Company from November 1989 until November 1, 2004. Mr. Bertcher is also (since February 25, 2008) Executive Vice President and Chief Accounting Officer (since May 20, 2008) of American Realty Investors, Inc. (“ARL”), Transcontinental Realty Investors, Inc. (“TCI”) and Income Opportunity Realty Investors, Inc. (“IOT”). He has been a Certified Public Accountant since 1973. Mr. Bertcher has been a Director since June 1999 (and was from November 1989 to September 1996) of the Company.

       Also on November 18, 2008, the Board of Directors of the Company appointed Douglas R. Wight, age 53, as President of the Company. From September 2008 until November 18, 2008, Mr. Wight was Chief Executive Officer of Aloe Resources Group, LLC, a McKinney, Texas based company engaged in the exploration and development of unconventional natural gas reserves using leading edge direct drilling technology; from June 2006 until September 2008, he was President and Chief Executive Officer of Petron Resources, LP, a Frisco, Texas based limited partnership engaged in the exploration and development of unconventional gas reservoirs; for more than five years prior thereto, Mr. Wight was Vice President Corporate Development of CDX Gas, LLC, a Dallas, Texas based company engaged in exploration of coalbed methane and shell gas projects throughout North America. Mr. Wight holds a bachelor of science in geology degree from the University of Oklahoma (1979).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)     Effective November 18, 2008, the Board of Directors of the Company adopted an amendment to the Bylaws of the Company amending Sections 5.1, 5.6 and 5.7 to clarify matters involving duties and assignments to the Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, Principal Executive Officer, President, Chief Financial Officer and Principal Financial Officer the effect of which is to allow the Board of Directors to designate which officer among all of the executive officers shall be the Chief Executive Officer or Principal Executive Officer as well as other positions and to provide for the flexibility of which officer is to be in charge and control of certain operational areas of the Company.

Item 9.01. Financial Statements and Exhibits

     (d)     Exhibits.

     The following exhibit is furnished with this Report:

Exhibit Designation	Description of Exhibit
3.13*	Text of amendments to Sections 5.1, 5.6 and 5.7 of the Bylaws of New Concept Energy, Inc.
_____________________ *Furnished herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: November 20, 2008	NEW CONCEPT ENERGY, INC.

By: /s/ Gene S. Bertcher
Gene S. Bertcher, Chairman, Principal
Executive Officer and Chief Financial
Officer